Exhibit 10.1
AMENDMENT TO THE
LUMINEX CORPORATION AMENDED AND RESTATED
2000 LONG-TERM INCENTIVE PLAN
     WHEREAS, Luminex Corporation (the “Company”) maintains the Luminex Corporation Amended and Restated 2000 Long-Term Incentive Plan (the “Plan”); and
     WHEREAS, pursuant to Article 13 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan; and
     WHEREAS, the Board desires to amend the Plan to revise the provisions in Section 6.2(c) of the Plan regarding adjustments to the shares of the Company’s common stock, or awards granted under the Plan in connection with a recapitalization (or other similar event).
     NOW, THEREFORE, effective as of the date hereof, the Board hereby amends and restates Section 6.2(c) of the Plan in its entirety to read as follows:
     (c) In the event of changes in the outstanding Common Stock by reason of a Corporate Transaction (as hereinafter defined), recapitalizations, reorganizations, mergers, consolidations, combinations, separations (including a spin-off or other distribution of stock or property), exchanges, or other relevant changes in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 6.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be equitably and proportionately adjusted by the Board as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock.
     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Company to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, instruments and documents in the name and on behalf of the Company and to incur and pay all such fees and expenses as in their judgment shall be necessary or advisable in order to consummate the transactions contemplated by, and carry out fully the intent and purpose of, the preceding resolutions and each of them.